SBSF FUNDS, INC.

ARTICLES SUPPLEMENTARY



SBSF Funds, Inc. (d/b/a Key Mutual
Funds), a Maryland corporation having
its principal office in Maryland at c/o
 The Corporation Trust Incorporated, 32
 South Street, Baltimore, Maryland
21202 (hereinafter called the
Corporation), hereby certifies to the
 State Department of Assessments and
Taxation of Maryland that:

FIRST:  The Corporation is
registered as an open-end management
investment company under the Investment
 Company Act of 1940 (the 1940 Act).

SECOND:Pursuant to authority
expressly vested in the Board of
Directors of the Corporation by Section
 2-105(c) of the Corporations and
Associations Article, and pursuant to
Section 2-208.1 of the Corporations and
 Associations Article and resolutions
duly adopted at a regular meeting of
the Corporations Board of Directors,
the Board of Directors has authorized
the appropriate Officers of the
Corporation to take such action as is
necessary to increase the number of
authorized shares of common stock of
the Corporation to twenty-five billion
(25,000,000,000), all of which have a
par value of one cent ($.01) per share,
 having an aggregate par value of two
hundred fifty million dollars
($250,000,000).

THIRD:  Immediately before the
 twenty-four billion seven hundred fifty
 million (24,750,000,000) increase in
the aggregate number of shares as set
forth in Article SECOND hereto, the
Corporation was authorized to issue two
 hundred fifty million (250,000,000)
shares of common stock, all of which
had a par value of one cent ($.01) per
share, having an aggregate par value of
 two million five hundred thousand
dollars ($2,500,000).

Of those two hundred fifty million
 shares, one hundred seventy five million
 (175,000,000) shares were classified
as Shares of SBSF Money Market Fund;
twenty five million (25,000,000) shares
 were classified as Shares of SBSF Fund;
 twenty five million (25,000,000) shares
 were classified as Shares of SBSF
Convertible Securities Fund; and twenty
 five million (25,000,000) shares were
 classified as Shares of SBSF Capital Growth Fund.

FOURTH:Pursuant to authority
 expressly vested in the Board of
Directors of the Corporation by the
Articles of Incorporation, as amended
and supplemented (the Charter) and
Article V thereto, and pursuant to
resolutions duly adopted at a regular
meeting of the Corporations Board of
Directors, the Board of Directors of
the Corporation has duly classified
two billion seven hundred fifty million
 (2,750,000,000) shares of the
Corporations authorized but unclassified and unissued shares of common stock as shares of SBSF Money Market Fund, and the shares so classified shall have the
 relative rights and preferences
specified for such class of shares of
the Corporations common stock as set
forth in Article V.

FIFTH:  Pursuant to authority
 expressly vested in the Board of
Directors of the Corporation by the
Charter and Article V thereto, and
pursuant to resolutions duly adopted at
 regular meetings of the Corporations
 Board of Directors, the Board of
Directors of the Corporation has duly
classified five billion (5,000,000,000)
 shares of Corporations authorized but
 unclassified and unissued shares of
common stock as follows and has provided for the issuance of such series: Key
 Stock Index Fund, consisting of one
billion (1,000,000,000) shares; Key
International Index Fund, consisting
of one billion (1,000,000,000) shares;
Key Growth Fund, consisting of one
billion (1,000,000,000) shares; Key
Growth and Income Fund, consisting of
one billion (1,000,000,000) shares; and
 Key Income Fund, consisting of one
billion (1,000,000,000) shares (the
New Series, individually or
collectively, as the context requires).

SIXTH:  Shares of capital stock
 of the New Series shall have the
following assets, liabilities,
preferences, conversion and other
rights, voting powers, restrictions,
limitations as to dividends,
qualifications and terms and conditions
 of redemption:

(a)All
consideration received by the
Corporation for the issue or sale of
Shares of a New Series, together with
all assets in which such consideration
is invested or reinvested, all income,
earnings, profits and proceeds thereof,
 including any proceeds derived from
the sale, exchange or liquidation of
such assets, and any funds or payments
derived from any reinvestment of such
proceeds in whatever form the same may
be, shall irrevocably belong to that
New Series for all purposes, subject
only to the rights of creditors, and
shall be so recorded upon the books of
account of the Corporation.  Such
consideration, assets, income, earnings,
 profits, and proceeds thereof,
including any proceeds derived from the
 sale, exchange or liquidation of such
assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as assets belonging
 to that New Series.

(b)     The assets belonging to each
New Series shall be charged with the
liabilities of the Corporation in
respect of each such New Series and all
 expenses, costs, charges and reserves
attributable to each such New Series
and with all payments of consideration
made incident to the redemption or
reacquisition of any Shares of each
such New Series.  The Board of Directors
 shall cause any general liabilities,
expenses, costs, charges or reserves of
 the Corporation which are not readily
identifiable as belonging to any
particular New Series to be allocated
and charged to and among all Series in
proportion to their relative asset values.
  The liabilities, expenses, costs,
charges and reserves allocated and
charged to a New Series are herein
referred to as liabilities belonging
to that New Series.  Each allocation
of liabilities, expenses, costs,
charges and reserves shall be conclusive
 and binding upon the holders of all
New Series for all purposes.

(c)     Income belonging to a New
Series includes all income, earnings
and profits derived from assets
belonging to that New Series, less any
 expenses, costs, charges or reserves
belonging to that New Series, for the
relevant time period, all determined in
 accordance with generally accepted
accounting principles.

(d)     Dividends and distributions
on Shares of a New Series may be paid
with such frequency as the Board of
Directors may determine, which may be
daily or otherwise pursuant to a
standing resolution or resolutions
adopted only once or with such frequency as the Board of Directors may determine, to the holders of Shares of that New
Series, from such of the income and
capital gains, accrued or realized,
from the assets belonging to that New
Series, after providing for actual and
 accrued liabilities belonging to that
 New Series.  Except as hereinafter
provided, all dividends on Shares of a
 New Series shall be paid only out of
the income belonging to that Series and
 capital gains distributions on Shares
of a New Series shall be paid only out
of the capital gains belonging to that
 New Series.

Dividends and distributions may be made
 in cash or Shares or a combination
thereof as determined by the Board of
Directors or pursuant to any program
that the Board of Directors may have in
 effect at the time for the election by
 each Shareholder of the mode of the
making of such dividend or distribution
 to that Shareholder.  Any such dividend
 or distribution paid in Shares will be
 paid at the net asset value thereof as
 determined in accordance with paragraph
 (k) of this Article SIXTH.

(e)     In the event of the liquidation
or dissolution of the Corporation, the
Shareholders of each New Series shall
be entitled to receive, as a New Series,
 when and as declared by the Board of
Directors, the excess of the assets
belonging to that New Series over the
liabilities belonging to that New Series.
  The liquidation of any New Series with
 Shares then outstanding may be
authorized by the Board of Directors,
subject to the approval of a majority
of the outstanding voting securities of
 that New Series, as defined in the 1940 Act.

(f)     On each matter submitted to a
vote of the Shareholders, each holder
of a Share shall be entitled to one vote for each Share standing in his name on the books of the Corporation on the date fixed in accordance with the by-
laws for determination of shareholders
entitled to vote at such meeting,
irrespective of the Series thereof and
all Shares of all Series shall vote as
a single class; provided, however, that
 (i) as to any matter with respect to
which a separate vote of any Series is
required by the 1940 Act or would be
required under the Maryland General
Corporation law, such requirements as
to a separate vote by that Series shall
 apply in lieu of single class voting
as described above; (ii) in the event
that the separate vote requirements
referred to in (i) above apply with
respect to one or more Series, then,
subject to (iii) below, the Shares of
all other Series shall vote as a single
 class; and (iv) as to any matter which
 does not affect the interest of a
particular Series, only the holders of
Shares of the one or more affected
Series shall be entitled to vote.
Notwithstanding any provision of the
General Corporation Law of the State of
Maryland requiring a greater portion
than a majority of the votes entitled
to be cast in order to take or authorize
 any action, any such action may be
taken or authorized upon the concurrence
 of a majority of the aggregate number
of votes entitled to be cast thereon.

(g)     Each shareholder of a New Series,
 upon request to the Corporation,
accompanied by surrender of any
outstanding certificate or certificates
 therefor in proper form for transfer,
shall be entitled to require the
Corporation to redeem all or any part
of the Shares of any New Series standing
 in his name on the books of the
Corporation, at the then current net
asset value of the Shares of such New
Series.  The method of computing such
current net asset value, and the time
within which the Corporation shall make
 payment therefor shall be determined
as hereinafter provided.  Notwithstanding
 the foregoing, the Corporation may
suspend the right of the shareholders
to require the Corporation to redeem
Shares:

	(1)     for any period (I)
during which the New York Stock Exchange
 is closed other than the customary
weekend and holiday closings, or (ii)
during which trading on the New York
Stock Exchange is restricted;

	(2)     for any period during
 which an emergency, as determined by
the Securities and Exchange Commission
or any successor thereto, exists as a
result of which (i) disposal by it is
not reasonably practicable, or (ii) it
is not reasonably practicable for the
Corporation fairly to determine the
value of its net assets; or

	(3)     for such other
periods as the Securities and Exchange
 Commission or any successor thereto
may by order permit for the protection
of security holders of the Corporation.

(h)     The Corporation may at any time
 and from time to time, at the sole
discretion of the Board of Directors,
upon not less than 30 days written
notice, redeem at the then current net
asset value of such Shares, all the
Shares of any New Series of any
shareholder the aggregate current net
asset value of whose Shares of that
Series is less than $500.

(i)     Payment of the redemption or
 repurchase price for Shares of any
New Series redeemed or repurchased by
the Corporation may be made either in
cash or in securities or other assets
at the time owned by the Corporation
and belonging to that New Series or
partly in cash and partly in
securities or other assets at the time
owned by the Corporation and belonging
to that New Series as the Board of
Directors may, in its sole discretion,
determine.  In the case of redemption,
the value of any part of such payment
to be made in securities or other
assets of the Corporation shall be the
value employed in determining the
redemption price, and payment of the
redemption price shall be made on or
before the seventh day following the
day on which the Shares are properly
presented for redemption except that
delivery of any securities included
in any such payment shall be made as
promptly as any necessary transfers
on the books of the issuers whose
securities are to be delivered may be
made, and, except as postponement of
the date of payment may be permissible
under the 1940 Act and the rules and
regulations thereunder.

(j)     In the case of shares of stock
 of the Corporation issued in whole or
in part in exchange for securities,
there may, at the discretion of the
Board of Directors of the Corporation,
be included in the value of such
securities, for the purpose of
determining the number of shares of
capital stock of the Corporation
issuable in exchange therefor, the
amount, if any, of brokerage commissions
 (not exceeding an amount equal to the
rates payable in connection with the
purchase of comparable securities on
the New York Stock Exchange) or other
similar costs of acquisition of such
securities held by the holder of said
securities in acquiring the same.

(k)     The net asset value per Share
of each New Series shall be determined
in good faith pursuant to the direction
 of the Board of Directors in a manner
not inconsistent with the Investment
Company Act of 1940 or any rule,
regulation or order thereunder as of
such specific time or times as the Board of Directors shall determine.

(l)     No holder of any Shares of a New
 Series shall be entitled as of right
to subscribe for, purchase, or otherwise
 acquire any Shares which the
Corporation proposes to issue for any
rights or options which the Corporation
 proposes to grant for the purchase of
Shares or for the purchase of any bonds,
 securities, or obligations of the
Corporation which are convertible into
 or exchangeable for, or which carry
any rights to subscribe for, purchase,
or otherwise acquire Shares; and any
and all of such Shares, bonds,
securities or obligations of the
Corporation, whether now or hereafter
authorized or created may be issued, or
 may be reissued or transferred if the
same have been reacquired and have
treasury status, and any and all of such
 rights and options may be granted by
the Board of Directors to such persons,
 firms, corporations and associations,
and for such lawful consideration, and
on such terms, as the Board of Directors
 in its discretion may determine,
without first offering the same, or any
 thereof, to any such holder.

(m)     Except as otherwise provided
 herein, the preferences, conversion
and other rights, voting powers,
restrictions, limitations as to dividends, qualifications and terms and conditions of redemption applicable to the
Corporations stock as set forth in the
 Corporations Charter, shall apply.

SEVENTH:        The Board of Directors
 has duly authorized the filing of
these Articles Supplementary.



IN WITNESS WHEREOF, SBSF Funds,
 Inc. has caused these presents to be
 signed in its name and on its behalf
 by its President and witnessed by its
 Assistant Secretary on the ___ day of
 May, 1996.

WITNESS:

SBSF FUNDS, INC.



________________________
______________________
Scott A. Englehart, Asst. Sec.
Leigh A. Wilson, President

		THE UNDERSIGNED, President of SBSF
 Funds, Inc., who executed on behalf of
 the Corporation the Articles
Supplementary of which this Certificate
 is made a part, hereby acknowledges in
 the name and on behalf of said
Corporation the foregoing Articles
Supplementary to be the corporate act
of said Corporation and hereby
certifies that the matters and facts
set forth herein with respect to the
authorization and approval thereof are
 true in all material respects under
the penalties of perjury.




______________________
Leigh A. Wilson, President
10
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